EXHIBIT 99.1

Accenture Reports Second-Quarter Earnings

Company Achieves Record Revenues, New Bookings and Cash Flow

NEW YORK; March 30, 2004 — Accenture (NYSE: ACN) today reported results for the second quarter of fiscal 2004, ended Feb. 29, 2004, which include its highest-ever quarterly net revenues, new bookings and cash flow from operations.

Revenues before reimbursements (“net revenues”) for the second quarter were $3.30 billion, compared with $2.83 billion for the second quarter of fiscal 2003, an increase of 17 percent in U.S. dollars and 8 percent in local currency.

Diluted earnings per share for the quarter were $0.22. This includes a pre-tax restructuring charge of $107 million as the result of a global consolidation of office space, which reduced earnings per share by $0.07. The real estate consolidation will further reduce fixed costs and produce ongoing savings. Diluted earnings per share for the second quarter of fiscal year 2003 were $0.25.

Operating income for the second quarter of 2004 was $307 million, representing 9.3 percent of net revenues, compared with $368 million, or 13.0 percent of net revenues, for the second quarter last fiscal year. Operating income excluding the restructuring charge related to real estate consolidation was $415 million, or 12.6 percent of net revenues, for the second quarter of fiscal 2004.

In the second quarter of fiscal 2004, Accenture accrued variable compensation expense of $64 million. During the second quarter of fiscal 2003, Accenture did not accrue variable compensation expense and reversed $6 million of previously accrued variable compensation expense.

Gross margin (gross profit as a percentage of net revenues) in the second quarter of fiscal 2004 was 33.0 percent, versus 35.7 percent in the same quarter last year and 34.1 percent in the first quarter of fiscal 2004. The decline reflects the continuing shift in the company’s business mix toward outsourcing as well as ongoing pricing pressures. Gross margin in the second quarter of this fiscal year included variable compensation expense of $52 million, or 1.6 percent of net revenues. The three Communications & High Tech contracts with lower-than-expected margins identified in the first quarter of this fiscal year did not have a material effect on margins in the second quarter and should not affect the company’s ability to meet earnings and cash flow targets for the fiscal year.

Selling, general and administrative costs for the second quarter of fiscal 2004 were $675 million, or 20.4 percent of net revenues, compared with $656 million, or 23.2 percent of net revenues, for the second quarter of fiscal 2003.

The company’s effective tax rate for the second quarter of fiscal 2004 was 34.8 percent, compared with 38.0 percent for the second quarter last fiscal year. As previously stated, Accenture’s effective tax rate for the full fiscal year 2004 is expected to be 34.8 percent.

Income before minority interest for the second quarter of fiscal 2004 was $220 million. This includes the restructuring charge related to real estate consolidation, which, after taxes, reduced income before minority interest by $70 million. Income before minority interest for the second quarter of fiscal 2003 was $250 million.

Accenture’s total cash balance at Feb. 29, 2004, was $2.85 billion, compared with $2.33 billion at Nov. 30, 2003. Cash combined with $305 million of liquid fixed-income securities classified as investments on the company’s balance sheet totaled $3.16 billion at Feb. 29, 2004. For the six months ended Feb. 29, 2004, operating cash flow was $986 million, compared with $612 million for the same period last fiscal year. Free cash flow, defined as operating cash flow net of property and equipment additions of $101 million, was $885 million for the six months ended Feb. 29, 2004, compared with $533 million for the same period last year. Reflecting improvements in billing and collections, Accenture had 40 days services outstanding at Feb. 29, 2004, compared with 48 days services outstanding at the end of the second quarter last year and 49 days services outstanding at the end of the first quarter this year. Total debt at Feb. 29, 2004, was $52 million, up slightly from $50 million at Nov. 30, 2003.

“We are pleased with our results for the second quarter, which reflect a pickup in our consulting business and the continued growth of our outsourcing business. Our balance sheet remains strong, with a significant increase in cash during the quarter,” said Joe W. Forehand, Accenture chairman and CEO. “In addition, at $7.65 billion, new bookings in our second quarter were our highest quarterly bookings ever, with $2.89 billion in consulting bookings and $4.76 billion in outsourcing bookings, positioning us for further growth.”

Consulting and Outsourcing Net Revenues

•	Consulting revenues were $2.03 billion, or 61 percent of net revenues for the quarter, an increase of 4 percent in U.S. dollars and a decrease of 5 percent in local currency from the second quarter of fiscal 2003.

•	Outsourcing accounted for $1.28 billion, or 39 percent, of net revenues for the quarter, an increase of 46 percent in U.S. dollars and 37 percent in local currency from the second quarter of fiscal 2003.

Net Revenues by Operating Group

•	Communications & High Tech: $931 million, compared with $786 million for the second quarter of fiscal 2003, an increase of 18 percent in U.S. dollars and 12 percent in local currency.

•	Financial Services: $648 million, compared with $570 million for the second quarter of fiscal 2003, an increase of 14 percent in U.S. dollars and 4 percent in local currency.

•	Government: $468 million, compared with $362 million for the second quarter of fiscal 2003, an increase of 29 percent in U.S. dollars and 23 percent in local currency.

•	Resources: $538 million, compared with $464 million for the second quarter of fiscal 2003, an increase of 16 percent in U.S. dollars and 8 percent in local currency.

•	Products: $715 million, compared with $642 million for the second quarter of fiscal 2003, an increase of 11 percent in U.S. dollars and 3 percent in local currency.

Net Revenues by Geographic Region

•	Europe, Middle East and Africa (EMEA): $1.58 billion, compared with $1.29 billion for the second quarter of fiscal 2003, an increase of 22 percent in U.S. dollars and 7 percent in local currency.

•	Americas: $1.50 billion, compared with $1.35 billion for the second quarter of fiscal 2003, an increase of 12 percent in U.S. dollars and 9 percent in local currency.

•	Asia Pacific: $225 million, compared with $191 million for the second quarter of fiscal 2003, an increase of 18 percent in U.S. dollars and 6 percent in local currency.

Business Outlook

For the third quarter of fiscal 2004, Accenture expects net revenues to be in the range of $3.40 billion to $3.55 billion and is comfortable with consensus earnings of $0.30 per share on a GAAP basis.

For the full fiscal year 2004, Accenture expects net revenue growth, including any future impact of EITF 00-21, to be in the range of 11 percent to 14 percent and GAAP earnings per share for the full fiscal year to be between $1.13 and $1.15 per share. The Company anticipates that this earnings-per-share range will allow it to accrue between $100 million and $200 million of variable compensation for the full fiscal year.

Also for the full fiscal year 2004, Accenture continues to expect operating cash flow to be in the range of $1.6 billion to $1.8 billion; property and equipment additions to be in the range of $300 million to $350 million; and free cash flow to be in the range of $1.3 billion to $1.5 billion. The Company continues to target new bookings for fiscal year 2004 in the range of $18 billion to $20 billion.

Standard & Poor’s Core Earnings*

In order to provide investors with an additional perspective, Accenture presents core earnings using Standard & Poor’s Core Earnings* methodology in addition to reporting earnings on a GAAP basis. Accenture’s S&P Core Earnings* calculation principally reflects adjustments to add back minority interest, includes stock option and related compensation expense, excludes non-operational items such as net gains or losses on investments, and excludes reversals of restructuring charges into income.

For the second quarter of fiscal 2004, Accenture’s core earnings were $203 million, or $0.20 per fully diluted share, compared with $199 million, or $0.20 per fully diluted share, for the comparable period of fiscal 2003. Accenture’s core earnings per share of $0.20 for the second quarter of fiscal 2004 compare with reported GAAP fully diluted earnings per share of $0.22.

Accenture’s core earnings were calculated in consultation with Standard & Poor’s Corporate Value Consulting division to ensure consistency with the S&P Core Earnings* methodology. (A full reconciliation to GAAP earnings with notes is attached.)

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. ET today to discuss its second-quarter fiscal 2004 financial results. To participate, please dial +1 (888) 428-4480 [+1 (651) 291-0561 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com and via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 724766 from 1:00 p.m. ET Tuesday, March 30, through 11:59 p.m. ET Tuesday, April 13.

About Accenture
Accenture is a global management consulting, technology services and outsourcing company. Committed to delivering innovation, Accenture collaborates with its clients to help them become high-performance businesses and governments. With deep industry and business process expertise, broad global resources and a proven track record, Accenture can mobilize the right people, skills, and technologies to help clients improve their performance. With approximately 90,000 people in 48 countries, the company generated net revenues of US$11.8 billion for the fiscal year ended Aug. 31, 2003. Its home page is www.accenture.com.

Forward-Looking Statements
 This news release contains forward-looking statements relating to our operations and results of operations, the accuracy of which is necessarily subject to risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the “Risk Factors” heading in the Business section of our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Roxanne Taylor
Director, Corporate Communications
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE LTD

CONSOLIDATED INCOME STATEMENT

For the Three Months Ended February 29, 2004 and February 28, 2003
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	2004		2003
		% of Net		% of Net
		Revenues		Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$3,302,209	100%	$2,826,196	100%
Reimbursements	380,095	12%	362,827	13%

Revenues	3,682,304	112%	3,189,023	113%
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	2,212,547	67%	1,816,706	64%
Reimbursable expenses	380,095	12%	362,827	13%

Cost of services	2,592,642	79%	2,179,533	77%
Sales and marketing	358,662	11%	369,631	13%
General and administrative costs	316,133	10%	286,033	10%
Restructuring costs and reorganization (benefit)	107,438	3%	(13,995)	0%

Total operating expenses.	3,374,875	102%	2,821,202	100%

OPERATING INCOME	307,429	9.3%	367,821	13.0%
Gain on investments, net	3,332	0%	1,465	0%
Interest income	15,187	0%	10,824	0%
Interest expense	(5,816)	0%	(4,501)	0%
Other income	17,765	1%	27,385	1%
Equity in losses of affiliates	(516)	0%	(9)	0%

INCOME BEFORE TAXES	337,831	10%	402,985	14%
Provision for taxes	117,408	4%	153,134	5%

INCOME BEFORE MINORITY INTEREST	219,973	7%	249,851	9%
Minority interest	(96,884)	(3)%	(131,130)	(5)%

NET INCOME	$123,089	4%	$118,721	4%

EARNINGS PER SHARE:
- Basic	$0.23		$0.25

- Diluted	$0.22		$0.25

WEIGHTED AVERAGE SHARES:
- Basic	544,052,062		467,077,408
- Diluted	998,003,396		997,771,990

ACCENTURE LTD

CONSOLIDATED INCOME STATEMENT

For the Six Months Ended February 29, 2004 and February 28, 2003
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	2004		2003
		% of Net		% of Net
		Revenues		Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$6,563,794	100%	$5,756,154	100%
Reimbursements	692,998	11%	760,316	13%

Revenues	7,256,792	111%	6,516,470	113%
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	4,363,437	66%	3,590,903	62%
Reimbursable expenses	692,998	11%	760,316	13%

Cost of services	5,056,435	77%	4,351,219	76%
Sales and marketing	709,259	11%	725,464	13%
General and administrative costs	655,489	10%	656,764	11%
Restructuring costs and reorganization (benefit)	21,040	0%	(13,995)	0%

Total operating expenses.	6,442,223	98%	5,719,452	99%

OPERATING INCOME	814,569	12.4%	797,018	13.8%
Gain on investments, net	3,830	0%	5,270	0%
Interest income	25,610	0%	19,917	0%
Interest expense	(11,567)	0%	(11,037)	0%
Other income	19,291	0%	25,610	0%
Equity in losses of affiliates	(1,202)	0%	(539)	0%

INCOME BEFORE TAXES	850,531	13%	836,239	15%
Provision for taxes	295,984	5%	317,771	6%

INCOME BEFORE MINORITY INTEREST	554,547	8%	518,468	9%
Minority interest	(257,118)	(4)%	(272,876)	(5)%

NET INCOME	$297,429	5%	$245,592	4%

EARNINGS PER SHARE:
- Basic	$0.56		$0.53

- Diluted	$0.55		$0.52

WEIGHTED AVERAGE SHARES:
- Basic	531,738,351		467,598,703
- Diluted	1,009,403,593		1,000,088,568

ACCENTURE LTD

SUMMARY OF REVENUES

For the Three and Six Months Ended February 29, 2004 and February 28, 2003
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent	Percent	Percent of
			Increase/	Increase/	Total 2004
	February 29,	February 28,	(Decrease)	(Decrease)	Net
	2004	2003	US$	Local Currency	Revenues
OPERATING GROUPS
Communication & High Tech.	$930,812	$786,444	18%	12%	28%
Financial Services	647,531	570,249	14%	4%	20%
Government	467,926	361,560	29%	23%	14%
Products	715,386	642,190	11%	3%	22%
Resources	538,268	463,717	16%	8%	16%
Other	2,286	2,036	12%	n/m	0%

TOTAL Net Revenues	3,302,209	2,826,196	17%	8%	100%

Reimbursements	380,095	362,827	5%

TOTAL REVENUES	$3,682,304	$3,189,023	15%

GEOGRAPHY
Americas	$1,501,120	$1,345,433	12%	9%	45%
EMEA	1,575,653	1,289,872	22%	7%	48%
Asia Pacific	225,436	190,892	18%	6%	7%

TOTAL Net Revenues	3,302,209	2,826,196	17%	8%	100%

Reimbursements	380,095	362,827	5%

TOTAL REVENUES	$3,682,304	$3,189,023	15%

	Six Months Ended		Percent	Percent	Percent of
			Increase/	Increase/	Total 2004
	February 29,	February 28,	(Decrease)	(Decrease)	Net
	2004	2003	US$	Local Currency	Revenues
OPERATING GROUPS
Communication & High Tech.	$1,809,822	$1,616,451	12%	6%	27%
Financial Services	1,293,580	1,172,171	10%	1%	20%
Government	946,145	720,498	31%	25%	14%
Products	1,416,527	1,291,808	10%	2%	22%
Resources	1,092,895	950,985	15%	7%	17%
Other	4,825	4,241	14%	n/m	0%

TOTAL Net Revenues	6,563,794	5,756,154	14%	6%	100%

Reimbursements	692,998	760,316	(9%)

TOTAL REVENUES	$7,256,792	$6,516,470	11%

GEOGRAPHY
Americas	$2,992,689	$2,737,727	9%	7%	45%
EMEA	3,125,783	2,620,499	19%	5%	48%
Asia Pacific	445,322	397,928	12%	1%	7%

TOTAL Net Revenues	6,563,794	5,756,154	14%	6%	100%

Reimbursements	692,998	760,316	(9%)

TOTAL REVENUES	$7,256,792	$6,516,470	11%

n/m = not meaningful

ACCENTURE LTD

OPERATING INCOME BY OPERATING GROUP

For the Three Months Ended February 29, 2004 and February 28, 2003
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income as Reported
	February 29, 2004		February 28, 2003
		Percent		Percent	Increase (Decrease)
	Operating	of OG Net	Operating	of OG Net
Operating Groups (OG)	Income	Revenues	Income	Revenues	US$	Percent
Communications & High Tech	$59,488	6.4%	$91,653	11.7%	$(32,165)	(35%)
Financial Services	62,139	9.6%	75,718	13.3%	(13,579)	(18%)
Government	43,271	9.2%	53,583	14.8%	(10,312)	(19%)
Products	96,015	13.4%	106,512	16.6%	(10,497)	(10%)
Resources	46,783	8.7%	40,355	8.7%	6,428	(16%)
Other	(267)	n/m	—	—	(267)	n/m

Total Operating Income	$307,429	9.3%	$367,821	13.0%	$(60,392)	(16%)

	Operating Income Excluding Restructuring Costs and
	Reorganization Benefit (1)
	February 29, 2004		February 28, 2003
		Percent		Percent	Increase (Decrease)
	Operating	of OG Net	Operating	of OG Net
Operating Groups (OG)	Income	Revenues	Income	Revenues	US$	Percent
Communications & High Tech	$86,486	9.3%	$88,169	11.2%	$(1,683)	(2%)
Financial Services	85,758	13.2%	72,839	12.8%	12,919	18%
Government	59,072	12.6%	51,513	14.2%	7,559	15%
Products	119,546	16.7%	103,418	16.1%	16,128	16%
Resources	64,272	11.9%	37,887	8.2%	26,385	70%
Other	(267)	n/m	—	—	(267)	n/m

Total Operating Income	$414,867	12.6%	$353,826	12.5%	$61,041	17%

n/m = not meaningful

(1)	For the three months ended February 29, 2004, Accenture recorded restructuring costs of $107,256 relating to the Company’s global consolidation of office space and reorganization costs of $182. For the three months ended February 28, 2003, Accenture recorded a benefit of $13,995 relating to a decrease in reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001. These amounts are excluded from the table.

ACCENTURE LTD

OPERATING INCOME BY OPERATING GROUP

For the Six Months Ended February 29, 2004 and February 28, 2003
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income as Reported
	February 29, 2004		February 28, 2003
		Percent		Percent	Increase (Decrease)
	Operating	of OG Net	Operating	of OG Net
Operating Groups (OG)	Income	Revenues	Income	Revenues	US$	Percent
Communications & High Tech	$134,520	7.4%	$183,793	11.4%	$(49,273)	(27%)
Financial Services	165,819	12.8%	173,834	14.8%	(8,015)	(5%)
Government	137,174	14.5%	120,360	16.7%	16,814	14%
Products	229,852	16.2%	229,432	17.8%	420	—
Resources	147,204	13.5%	89,599	9.4%	57,605	64%
Other	—	—	—	—	—	—

Total Operating Income	$814,569	12.4%	$797,018	13.8%	$17,551	2%

	Operating Income Excluding Restructuring Costs and
	Reorganization Benefit (1)
	February 29, 2004		February 28, 2003
		Percent		Percent	Increase (Decrease)
	Operating	of OG Net	Operating	of OG Net
Operating Groups (OG)	Income	Revenues	Income	Revenues	US$	Percent
Communications & High Tech	$139,808	7.7%	$180,309	11.2%	$(40,501)	(22%)
Financial Services	170,487	13.2%	170,955	14.6%	(468)	—
Government	140,266	14.8%	118,290	16.4%	21,976	19%
Products	234,449	16.6%	226,338	17.5%	8,111	4%
Resources	150,599	13.8%	87,131	9.2%	63,468	73%
Other	—	—	—	—	—	—

Total Operating Income	$835,609	12.7%	$783,023	13.6%	$52,586	7%

(1)	For the six months ended February 29, 2004, Accenture recorded restructuring costs of $107,256 relating to the Company’s global consolidation of office space and a benefit of $86,216 resulting from final determinations of certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001. For the six months ended February 28, 2003, Accenture recorded a benefit of $13,995 relating to a decrease in reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001. These amounts are excluded from the table.

ACCENTURE LTD
CONSOLIDATED BALANCE SHEETS
February 29, 2004 and August 31, 2003
(In thousands of U.S. dollars)

	February 29,	August 31,
	2004	2003
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,853,615	$2,332,161
Restricted cash	—	83,280
Short-term investments	125,898	—
Receivables from clients, net	1,457,191	1,416,153
Unbilled services	1,048,276	828,515
Other current assets	397,640	377,102

Total current assets	5,882,620	5,037,211

NON-CURRENT ASSETS:
Investments	212,105	33,330
Property and equipment, net	606,612	650,455
Other non-current assets	817,660	738,244

Total non-current assets	1,636,377	1,422,029

TOTAL ASSETS	$7,518,997	$6,459,240

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short-term debt	$38,021	$46,162
Accounts payable	513,669	573,201
Deferred revenues	935,433	676,841
Accrued payroll and related benefits	1,194,593	974,319
Other accrued liabilities	1,363,754	1,080,573

Total current liabilities	4,045,470	3,351,096

NON-CURRENT LIABILITIES:
Long-term debt	13,578	13,955
Other non-current liabilities	1,354,702	1,416,395

Total non-current liabilities.	1,368,280	1,430,350

MINORITY INTEREST	940,350	883,586

EQUITY:
Shareholders’ equity	1,164,897	794,208

Total equity	1,164,897	794,208

TOTAL LIABILITIES AND EQUITY	$7,518,997	$6,459,240

ACCENTURE LTD

CORE EARNINGS CALCULATION USING STANDARD & POOR’S CORE EARNINGS*
METHODOLOGY

For the Three Months Ended February 29, 2004 and February 28, 2003
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	2004	2003	Notes
Net Income	$123,089	$118,721
S&P Core Earnings* Adjustments
Minority interest relating to Accenture SCA and Accenture Canada Holdings, Inc. (net of tax)	96,987	131,798	[A]

	220,076	250,519
Include:
Employee stock option and share purchase plan expense	(34,895)	(45,547)	[B]
Pension adjustments	11,733	(4,644)	[C]
Exclude:
(Gain) loss on investments, net, excluding SFAS 133	(3,354)	(1,450)	[D]
(Gain) loss on disposal of property and equipment	2,641	(10,829)	[E]
Charges (reversals of charges) relating to prior-period reorganization costs	182	(13,995)	[F]

S&P Core Earnings* Adjustments before taxes	(23,693)	(76,465)
Tax effect	6,548	24,485	[G]

S&P Core Earnings* Adjustments, net	(17,145)	(51,980)

S&P Core Earnings*	$202,931	$198,539

EPS, S&P Core Earnings* (Diluted)	$0.20	$0.20

EPS, GAAP (Diluted)	$0.22	$0.25

Weighted Average Diluted Shares Outstanding	998,003,396	997,771,990	[H]

S&P Core Earnings* and EPS, S&P Core Earnings* (Diluted) are non-GAAP financial measures.

ACCENTURE LTD

CORE EARNINGS CALCULATION USING STANDARD & POOR’S CORE EARNINGS*
METHODOLOGY

For the Six Months Ended February 29, 2004 and February 28, 2003
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	2004	2003	Notes
Net Income	$297,429	$245,592
S&P Core Earnings* Adjustments
Minority interest relating to Accenture SCA and Accenture Canada Holdings, Inc. (net of tax)	257,145	274,064	[A]

	554,574	519,656
Include:
Employee stock option and share purchase plan expense	(74,345)	(105,331)	[B]
Pension adjustments	23,768	(10,085)	[C]
Exclude:
(Gain) loss on investments, net, excluding SFAS 133	(3,402)	(5,222)	[D]
(Gain) loss on disposal of property and equipment	4,446	(6,592)	[E]
Charges (reversals of charges) relating to prior-period reorganization costs	(86,216)	(13,995)	[F]

S&P Core Earnings* Adjustments before taxes	(135,749)	(141,225)
Tax effect	43,795	44,162	[G]

S&P Core Earnings* Adjustments, net	(91,954)	(97,063)

S&P Core Earnings*	$462,620	$422,593

EPS, S&P Core Earnings* (Diluted)	$0.46	$0.42

EPS, GAAP (Diluted)	$0.55	$0.52

Weighted Average Diluted Shares Outstanding	1,009,403,593	1,000,088,568	[H]

S&P Core Earnings* and EPS, S&P Core Earnings* (Diluted) are non-GAAP financial measures.

NOTES TO STANDARD & POOR’S CORE EARNINGS* ADJUSTMENTS
(Unaudited)

[A]	Some of our partners and former partners and their permitted transferees own shares in our subsidiary Accenture SCA and in our subsidiary Accenture Canada Holdings, Inc., which are non transferable except by exchange for shares in Accenture Ltd (or for cash at the Company’s option). The shareholders of Accenture SCA and Accenture Canada Holdings, Inc. have substantially the same rights and economic interests as Accenture Ltd shareholders and are subject to the same restrictions. In addition, we view and operate the business as a single enterprise. We similarly focus on the results of Accenture as a whole as we believe that this better reflects the substance of the overall Accenture corporate structure. Therefore, the minority interest related to these shareholders is added back to Net Income. Net income before Minority interest is also consistent with diluted shares, which assume the conversion of all minority Accenture SCA and Accenture Canada Holdings Inc. shares on a one for one basis.

[B]	As we elect to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” in accounting for employee stock options and share purchase rights rather than the alternative fair value accounting provided for under SFAS No. 123, “Accounting for Stock-Based Compensation,” in which stock options and share purchase rights are expensed, we have deducted the amount as computed under SFAS No. 123 in accordance with the S&P Core Earnings* methodology. The impact of income taxes and minority interests is shown in the following table:

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2004	2003	2004	2003
Employee stock options and share purchase rights expense, before tax and minority interest	$34,895	$45,547	$74,345	$105,331
Income tax benefit	(10,468)	(13,664)	(22,303)	(31,599)
Minority interest	(10,717)	(16,774)	(23,939)	(38,879)

Employee stock option and purchase plan expense, net of tax and minority interest	$13,710	$15,109	$28,103	$34,853

[C]	Under the S&P Core Earnings* methodology, pension service costs and interest costs (to the extent that interest cost exceeds actual returns on assets) are included in the Company’s core earnings. Other items, such as expected returns on plan assets and amortization of gains and losses and prior service costs, are not included in the S&P Core Earnings* methodology. Pension expense computed under generally accepted accounting principles has been adjusted to reflect service costs, interest costs, and actual returns on pension plan assets.

[D]	Under the S&P Core Earnings* methodology, investment gains and losses are not considered a part of the Company’s normal, or core, business. As such, these items are excluded from S&P Core Earnings*. No adjustment is required for SFAS 133 items for purposes of calculating S&P Core Earnings*. The adjustment represents Gain (loss) on investments, net, as reported under generally accepted accounting principles adjusted for a SFAS No. 133 (loss) and gain of $(21) million and $15 million for the three months ended February 29, 2004 and February 28, 2003, respectively, and gains of $428 million and $49 million for the six months ended February 29, 2004 and February 28, 2003, respectively.

[E]	Under the S&P Core Earnings* methodology, gains and losses on disposal of property, plant and equipment are excluded from core earnings.

[F]	In connection with our transition to a corporate structure in 2001, Accenture recorded tax related re-organization costs of $455 million. For the three and six months ended February 29, 2004, Accenture recorded a benefit of $0 and $86 million, respectively, related to this charge. For both the three and six months ended February 28, 2003, Accenture recorded a benefit of $14 million related to this charge. Under the S&P Core Earnings* methodology, amounts relating to restructuring charges recorded in prior periods do not relate to the on-going operations and are excluded from the calculation of core earnings. Previously reported core earnings for the second quarter of fiscal 2003 have been restated to conform to the current-year presentation.

[G]	Under the S&P Core Earnings* methodology, we have applied the statutory federal tax rate of 35% to the S&P Core Earnings* adjustments with the exception of stock options and share purchase rights. Stock options and share purchase rights are tax affected using a 30% tax rate, which is consistent with the rate used in our financial statement disclosures and represents our best estimate of the tax benefit related to stock options and share purchase rights.

[H]	Diluted shares outstanding represent average shares outstanding for purposes of computing Diluted Earnings Per Share under generally accepted accounting standards, as well as Diluted Earnings Per Share under S&P Core Earnings* methodology.

* Standard & Poor’s Corporate Value Consulting (“S&P CVC”) has reviewed Accenture’s calculation of Core Earnings for consistency with Standard & Poor’s Core Earnings methodology. This review was based solely on financial information generated by Accenture; Standard & Poor’s has not conducted any review or undertaken to investigate or verify, and is not responsible for, the basis, adequacy, accuracy or completeness of the information used in Accenture’s calculation of Core Earnings. Standard & Poor’s review has been limited solely to the application of the Standard & Poor’s Core Earnings methodology to the specific financial information generated, prepared and provided by Accenture; Standard & Poor’s makes no representation as to the adequacy or accuracy of Accenture’s financial information used in the calculation. Standard & Poor’s has no duty to update its review of Accenture’s calculation of Core Earnings. Standard & Poor’s Core Earnings methodology is published on Standard & Poor’s web site at www.standardandpoors.com.